SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.            )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

HEALTHETECH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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HEALTHETECH, INC.

523 Park Point Drive, 3rd Floor

Golden, Colorado 80401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 14, 2004

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of HealtheTech, Inc., a Delaware corporation (the “Company” or “HealtheTech”). The meeting will be held on Friday, May 14, 2004, at 10:00 a.m., local time, at the Company’s principal executive offices located at 523 Park Point Drive, 3rd Floor, Golden, Colorado, for the following purposes:

1.	To elect one Class II director to hold office until the 2007 Annual Meeting of Stockholders.

2.	To ratify the selection of KPMG LLP by the Audit Committee of the Board of Directors as independent auditors of the Company for our fiscal year ending December 31, 2004.

3.	To approve certain amendments to the 2002 Stock Plan (the “Plan”) to: (i) increase the base number of shares of common stock authorized for issuance under the Plan by 100,000 from 666,667 shares to 766,667 shares; (ii) increase the base number of shares of common stock authorized for issuance under the Plan on the first day of each fiscal year beginning in 2005, in an amount equal to the lesser of (a) 500,000 shares of common stock, (b) 5% of the aggregate of (x) the outstanding shares of common stock on such date and (y) such number of shares of common stock that are issuable upon the exercise of the outstanding warrants issued to certain investors on December 23, 2003 in a private placement transaction, or (c) an amount determined by our Board of Directors; and (iii) increase the number of shares that the Company may grant in any fiscal year to any one individual under the Plan from 133,333 shares to 500,000 shares.

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 2, 2004. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Alexander (Sandy) MacPherson

President, Chief Operating Officer and Secretary

Golden, Colorado

April 14, 2004

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, you are encouraged to complete, date, sign and return the enclosed proxy, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

i

HEALTHETECH, INC.

523 Park Point Drive, 3rd Floor

Golden, Colorado 80401

PROXY STATEMENT

FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

May 14, 2004

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2004 Annual Meeting of Stockholders. You are invited to attend the annual meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail this proxy statement and accompanying proxy card on or about April 16, 2004, to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 2, 2004, will be entitled to vote at the annual meeting. On this record date, there were 7,086,215 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 2, 2004, your shares were registered directly in your name with HealtheTech’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 2, 2004, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of one Class II director to hold office until the 2007 Annual Meeting of Stockholders;

•	Ratification of the selection of KPMG LLP by the Audit Committee of the Board of Directors as our independent auditors for our fiscal year ending December 31, 2004.

•

To approve certain amendments to the 2002 Stock Plan (the “Plan”) to: (i) increase the base number of shares of common stock authorized for issuance under the Plan by 100,000 from 666,667 shares to 766,667 shares; (ii) increase the base number of shares of common stock authorized for issuance under the Plan on the first day of each fiscal year beginning in 2005, in an amount equal to the lesser of (a) 500,000 shares of common stock, (b) 5% of the aggregate of (x) the outstanding shares of common stock on such date and (y) such number of shares of common stock that are issuable upon the exercise of the outstanding warrants issued to certain investors on December 23, 2003 in a private placement transaction, or (c) an amount determined by our Board of Directors; and (iii) increase the number of shares that the Company may grant in any fiscal year to any one individual under the Plan from 133,333 shares to 500,000 shares.

How do I vote?

You may either vote “For” the nominee to the Board of Directors or you may abstain from voting for the nominee. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from HealtheTech. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 2, 2004.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the nominee for Class II director, “For” the ratification of the selection of KPMG LLP as our independent auditors for fiscal year ending December 31, 2004, and “For” the amendments to the 2002 Stock Plan. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at 523 Park Point Drive, 3rd Floor, Golden, Colorado 80401.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 17, 2004, to our Corporate Secretary at 523 Park Point Drive, 3rd Floor, Golden, Colorado 80401. If you wish to bring a matter before the stockholders at next year’s annual meeting and you do not notify HealtheTech before March 2, 2005, our management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. A “Broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions.) If your shares are held in the name of a broker and you do not return a proxy card, brokerage firms have the authority to vote your non-voted shares on certain routine matters, such as the election of directors and the ratification of auditors. No broker may vote shares with respect to Proposal 3, the amendments to the 2002 Stock Plan without receiving specific instructions from beneficial owners. If you do not instruct your broker on how to vote on this proposal, your shares will not be voted on this proposal and will not be counted toward the vote totals for such proposal. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

•	At the 2004 Annual Meeting we have only one nominee for election as a Class II director. “For” votes (among votes properly cast in person or by proxy) will be counted towards the vote total for such nominee. The nominee receiving the most votes for Class II director shall be elected to serve in such capacity. Broker non-votes will have no effect and will not be counted toward the vote total.

•	To be approved, Proposal 2 to ratify the selection by our Audit Committee of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2004, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you do not vote or “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect and will not be counted toward the vote total.

•	To be approved, Proposal 3 to amend the 2002 Stock Plan, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you do not vote or “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect and will not be counted toward the vote total.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the outstanding shares are represented by votes at the meeting or by proxy. On the record date, there were 7,086,215 shares outstanding and entitled to vote. Thus, at least 3,543,108 shares must be represented by votes at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2004.

How can I find a list of stockholders entitled to vote at the annual meeting?

A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose germane to the meeting, at the annual meeting and at the Company’s principal office located at 523 Park Point Drive, 3rd Floor, Golden, Colorado 80401, during normal business hours for a period of at least 10 days prior to the annual meeting.

PROPOSAL 1

ELECTION OF CLASS I DIRECTORS

The Board of Directors of HealtheTech is divided into three classes, designated as Class I, Class II and Class III, and the members of each class are to be elected to serve a three-year term with the terms of office of each class ending in successive years. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

The size of our Board of Directors may be fixed from time to time by our Board of Directors as provided in our bylaws. The Board of Directors presently has six members. There is currently only one director in the class whose term of office expires in 2004. Mr. James W. Dennis, the only nominee, currently serves as a director of the Company and has consented to being named in this Proxy Statement as a nominee and to continue to serve as a director if elected. The Nominating and Corporate Governance Committee and the Board of Directors have nominated Mr. Dennis for re-election at the annual meeting. If elected at the annual meeting, the nominee would serve until the 2007 annual meeting and until his successor is elected and has qualified, or until such director’s death, resignation or removal. In June 2003, Mr. Gerald J. Laber was elected to the Board of Directors, effective July 1, 2003, to fill a vacancy. James W. Dennis, our Chairman and Chief Executive Officer, recommended Mr. Laber to our Board of Directors.

The following is a brief biography of the nominee and each director whose term will continue after the annual meeting.

NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2007 ANNUAL MEETING

James W. Dennis

James W. Dennis, age 55, has served as our Chief Executive Officer since March 2003, and has served as our Chairman of the Board of Directors since November 2003. Prior thereto, Mr. Dennis served as our President and Chief Operating Officer since November 2002 and as a director of our Company since October 2002. From 1998 to 2001, Mr. Dennis served as World Wide President for Johnson and Johnson’s Biosense Webster division. From 1996 to 1998, Mr. Dennis was President of the Cardiac Rhythm Management Division for St. Jude Medical. Mr. Dennis also served for four years as President and Chief Executive Officer of Telectronics Pacing Systems, a medical technology company. Prior thereto, he served eight years as Vice President of Operations for Nellcor Inc., a medical device company. He received a B.A. in Business Administration and a Master of Business Administration from National University in San Diego, California.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF THE NOMINEE.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2005 ANNUAL MEETING

Arthur J. Samberg

Arthur J. Samberg, age 63, has served as a director of our Company since March 2001. From January 1999 to the present, Mr. Samberg has served as the Chairman of Pequot Capital, a hedge fund, and served as the Chief Executive Officer of Pequot Capital until January 2002. From February 1985 to December 1998, Mr. Samberg was President of Dawson-Samberg Capital Management, an investment advisory firm. Mr. Samberg holds an S.B. in Aero and Astronautics from Massachusetts Institute of Technology, an M.S. in Aero and Astronautics from Stanford University and an M.B.A. from Columbia University.

Robert I. Theis

Robert I. Theis, age 43, has served as a director of our Company since July 2000. Since July 2000, Mr. Theis has served as a General Partner with Doll Capital Management, a venture capital firm committed to funding early-stage technology companies. Prior to joining Doll Capital Management, Mr. Theis was Executive Vice President and Chief Marketing Officer of New Era Networks, Inc., a supplier of Internet infrastructure software and services, from September 1996 to July 2000. Prior to joining New Era Networks, Mr. Theis spent over ten years at Sun Microsystems, Inc., a provider of network computing products and services, in a variety of senior management roles, including Managing Director, Worldwide Financial Services Industry Group. Prior to Sun Microsystems, Mr. Theis served in management roles at Silicon Graphics, Inc., a provider of high-performance computing products and services, and McDonnell Douglas Corporation, a company that, with its divisions and subsidiaries, operates principally in four industry segments, including military aircraft; missiles, space and electronic systems; commercial aircraft; and financial services. Mr. Theis holds a B.S. in Economics and Computer Science from the University of Pittsburgh.

Gerald J. Laber

Gerald J. Laber, age 60, has served as a director of our Company since July 2003. From August 2000 to the present, Mr. Laber has served as a consultant and community volunteer. Mr. Laber retired following a 33-year career with Arthur Andersen LLP in August 2000. Mr. Laber served as audit partner for the last 20 years of his career on audits of privately-owned and publicly-owned companies. Mr. Laber also serves on the boards of directors of Centennial Specialty Foods and Scotts Liquid Gold, Inc. He has a BSBA with a major in Accountancy from the University of South Dakota.

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 2006 ANNUAL MEETING

Alexander “Sandy” MacPherson

Sandy MacPherson, age 47, has served as our President and Chief Operating Officer and as a director of our Company since November 2003. Prior thereto, Mr. MacPherson served as our General Manager and Chief Marketing Officer since March 2003. Prior to joining us, Mr. MacPherson served as an independent consultant providing marketing and management advice to clients in various industries. From 1989 to 2001, Mr. MacPherson served in a number of senior positions with Mead Johnson Nutritionals, a manufacturer and marketer of consumer and medical nutritional products, including as General Manager, Senior Vice President Mead Johnson U.S from 1999-2001, Senior Vice President, Marketing and Global New Products from 1998–1999 and Vice President, Marketing from 1995-1998. Prior to joining Mead Johnson, Mr. MacPherson spent over eight years with Labatt Breweries of Canada serving in various senior marketing positions including Marketing Manager, Senior Brand Manager, and National Brand Manager. Mr. MacPherson holds a B.S. and an M.B.A. from the University of Western Ontario.

Vernon A. Brunner

Vernon A. Brunner, age 63, has served as a director of our Company since February 2003. From 2001 to the present, Mr. Brunner has served as President of Brunner Marketing Solutions, a marketing consulting company specializing in pharmaceutical and consumer product marketing and distribution. Over a period of 38 years, beginning in 1963 and ending in 2001 with his retirement, Mr. Brunner served in various management and officer positions for the Walgreen Co., a drugstore chain, most recently serving as Executive Vice President of Marketing from 1990 to 2001. Mr. Brunner also served on their Board of Directors from 1999-2001. He also serves on the Board of Directors of First MidWest Bancorp, Inc., Natrol, Inc. and Remington Products Co., LLC. Mr. Brunner received his B.A. in Pharmacy from the University of Wisconsin.

BOARD COMMITTEES AND MEETINGS

The Board of Directors held 14 meetings during our fiscal year 2003. All directors attended at least 75% of the total number of meetings held by the Board of Directors and by the committees of the Board of Directors on which they served. We do not have a formal policy on Board member attendance at our Annual Meetings although we encourage members of the Board to attend our Annual Meetings. Last year, one of our directors attended the Annual Meeting.

Corporate Governance

We regularly monitor developments in the area of corporate governance. In November 2003, the Securities and Exchange Commission (“SEC”) approved the final corporate governance rules of The Nasdaq Stock Market, Inc. (“Nasdaq”), and our Board of Directors has subsequently completed its review of these rules and has taken all actions required for the Company to be in full compliance by the applicable deadline.

In accordance with the Sarbanes-Oxley Act and the Nasdaq corporate governance rules, our Board of Directors and its Committees have taken a number of actions to comply with these new rules. These actions include (i) adopting a new Audit Committee Charter, which reflects certain changes required under the Sarbanes-Oxley Act, (ii) establishing a Nominating and Corporate Governance Committee and adopting a charter pursuant thereto, (iii) adopting a Compensation Committee Charter, (iv) adopting a Code of Business Conduct and Ethics applicable to our directors, officers and employees, and (v) establishing a practice of holding regular executive sessions of non-management directors.

The Board of Directors has determined that each of Vernon A. Brunner, Gerald J. Laber and Robert I. Theis qualify as “independent directors” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers (“NASD”) listing standards, which shall become effective as of the date of our annual meeting. Beginning in 2004, we intend to hold regularly scheduled executive sessions at least two times each year, at which only our independent directors are present.

The Board of Directors has standing Audit, Compensation and Nominating and Corporate Governance Committees, which assist the Board in the discharge of its responsibilities.

The Audit Committee is charged with the responsibility of overseeing the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements, the qualifications and independence of the certified public accountants engaged as our independent public accountants, compliance with our accounting and financial policies and management’s procedures and policies relative to the adequacy of our internal accounting controls. The Audit Committee is required under its written charter to hold regular meetings at least four times each year. The current members of the Audit Committee are Vernon Brunner, Gerald Laber and Robert Theis, each of whom is independent under the SEC and NASD rules. Mr. Laber serves as the Chairman of the Audit Committee. Our Board of Directors determined that each of the members of the Audit Committee is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. In addition, our Board of Directors has determined that Gerald Laber qualifies as an “audit committee financial expert” within the meaning of the regulations of the SEC. Messrs. Khalid Al-Mansour and Charles P. Rothstein served on the Audit Committee and our Board of Directors in 2003. Each resigned from our board in the first quarter of 2004 to pursue other interests. During 2003, the Audit Committee held six meetings and took all other actions pursuant to unanimous written consent in lieu of meetings. The Audit Committee has a written charter adopted by our Board of Directors, a copy of which is attached hereto as Appendix A. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors regarding compensation of the Company’s directors and executive officers and administering and implementing the Company’s incentive compensation plans and equity-based plans. See “Report of the Compensation Committee on Executive Compensation.” The current members of the Compensation Committee are Vernon Brunner and Gerald Laber each of whom is an independent non-employee director of the Company under the SEC and NASD rules, as applicable. Mr. Brunner serves as the Chairman of the Compensation

Committee. Messrs. Charles P. Rothstein and Robert I. Theis served on the Compensation Committee in 2003. During 2003, the Compensation Committee held one meeting and took all other actions pursuant to unanimous written consents in lieu of meetings. The Compensation Committee operates under the Compensation Committee Charter adopted by our Board of Directors, a copy of which is available on our website at www.healthetech.com under the link “Corporate Governance.”

The Nominating and Corporate Governance Committee is charged with identifying and recommending to the Board of Directors qualified candidates for election or appointment to the Board of Directors, making recommendations regarding board organization and structure and overseeing matters of corporate governance, including the evaluation of director performance and a periodic review of the corporate governance principles applicable to the Company and its employees, officers and directors. The Nominating and Corporate Governance Committee operates under the Nominating and Corporate Governance Committee Charter adopted by our Board of Directors, a copy of which is available on our website at www.healthetech.com under the link “Corporate Governance.” The current members of the Nominating and Corporate Governance Committee are Robert Theis and Gerald Laber.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. In the event that vacancies on the Board of Directors arise, the Nominating and Corporate Governance Committee considers potential candidates for director, which may come to the attention of the Nominating and Corporate Governance Committee through current directors, officers, employees, professional search firms, stockholders or other persons. The Nominating and Corporate Governance Committee will consider candidates for the Board of Directors recommended by stockholders if the names and qualifications of such candidates are submitted in writing to the Corporate Secretary of HealtheTech, Inc., at 523 Park Point Drive, Golden, Colorado 80401, in accordance with the notice provisions for stockholder proposals set forth by our bylaws and under the caption “Questions and Answers About this Proxy Material and Voting” in this Proxy Statement. As described above, the Nominating and Corporate Governance Committee considers properly submitted stockholder nominations for candidates for the Board of Directors in the same manner as it evaluates other nominees. The materials provided by a stockholder to the Company for consideration of a nominee for director are forwarded to the Nominating and Corporate Governance Committee. In evaluating all nominations, the Nominating and Corporate Governance Committee seeks to achieve the appropriate balance of industry and business knowledge and experience in light of the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee considers candidates with excellent decision-making ability, business experience, diversity, personal integrity and reputation.

We have adopted a Code of Business Conduct and Ethics applicable to all of our directors, officers and employees, which includes the prompt disclosure of any waiver of the code for executive officers or directors made by our Board of Directors. In addition to the Audit Committee Charter attached to this Proxy Statement, you can also locate copies of the Nominating and Corporate Governance Committee Charter, Compensation Committee Charter, and Code of Business Conduct and Ethics on the Company’s website at www.healthetech.com under the link “Corporate Governance.” You may also obtain a copy of any of these documents without charge by writing to: HealtheTech, Inc., at 523 Park Point Drive, Golden, Colorado 80401, Attention: Corporate Secretary.

Communications with the Board

Shareholders may communicate with the Board of Directors or any of the directors by sending written communications addressed to the Board of Directors or any of the directors to: HealtheTech, Inc., 523 Park Point Drive, Golden, Colorado 80401, Attention: Corporate Secretary. All communications are compiled by the Corporate Secretary and forwarded to the Board or the individual director(s) accordingly.

EXECUTIVE OFFICERS

Currently Messrs. Dennis and MacPherson serve as our executive officers. See “Proposal 1—Election of Directors” for the biographies of Messrs. Dennis and MacPherson.

SIGNIFICANT EMPLOYEES

Mike Clothier

Mike Clouthier, age 40, has served as our Vice President of Sales, Marketing and Clinical since November 2003. Prior thereto, he served as our Director of Strategic Planning and Business Development. Prior to joining HealtheTech, Mr. Clouthier served from 2001 to 2002 as Senior Vice President of Marketing at IHS Engineering, and from 2000 to 2001 he served as Vice President of Marketing for Ingenuity Systems, a bio-informatics start-up. From 1997 to 2000 he also held the positions of Vice President of Healthcare Products and Vice President of New Products and Business Development for Micromedex, a Thomson Healthcare company specializing in supplying clinical information to hospital professionals. Mr. Clouthier served in marketing, business development and engineering positions at Teletronics Pacing Systems (acquired by St. Jude Medical) from 1993 to 1997 and at Martin Marietta (now Lockheed Martin) from 1985 to 1991. Mr. Clouthier holds a bachelor’s degree in Mechanical Engineering from Colorado State University, a master’s degree in Systems Management from the University of Southern California and an MBA from the Stanford University Graduate School of Business.

Rick Fresia

Rick Fresia, age 48, has served as our Vice President of Finance since March 2004. Prior to joining us, Mr. Fresia served as a financial executive for several high growth companies. From 2002 to 2003, he held the position of Executive Vice President & Chief Financial Officer of Expanets, a Denver-based technology firm. From 1999 to 2002, he was a founder and Chief Financial Officer of Qwest Cyber Solutions, an applications service provider jointly funded by Qwest and KPMG Consulting. Prior to joining Qwest Cyber Solutions, he spent thirteen years with US WEST in various financial and strategic planning positions including four years as Chief Financial Officer of !NTERPRISE Networking Services, their high-capacity connectivity business. Mr. Fresia holds a MBA from Boston University and a BS in Accounting from Bentley College.

Karen R. Kemerling, PhD

Karen R. Kemerling PhD, age 38, has served as our Chief Information Officer and Vice President since March 2003. Prior to joining us, Dr. Kemerling served from 1999 to 2003 as the World Wide Contact and Business Support Manager for Agilent Technologies. Prior to her position at Agilent Technologies, Dr. Kemerling served from 1987 to 1999 with Hewlett Packard performing a wide range of Senior Information Technology management positions, including software development, infrastructure architecture, call center management, and disaster recovery planning. Dr. Kemerling holds a Doctorate degree in Management with a focus on Organizational Development from Colorado Technical University, a Master of Science degree in Management of Information Systems from Roosevelt University and a Bachelor of Science degree in Computer Science with an Electrical Engineering minor from National American University.

Ed Pearce

Ed Pearce, age 40, has served as our Vice President of Operations since December 2003. Prior thereto, Mr. Pearce served as our Director of Product Development since June 2000. From 1989 to 2000, Mr. Pearce served in various positions with IDEO, a product development consultancy, where he managed a range of product development efforts in the medical and consumer product industries. Mr. Pearce holds two MS degrees and a BS from Stanford University.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. The Company’s Board of Directors has adopted a written charter for the Audit Committee, and has re-evaluated it in connection with the filing of the Company’s 2003 Annual Report on Form 10-K with the Securities and Exchange Commission. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2003 Annual Report on Form 10-K with management and KPMG LLP, the Company’s independent auditors. The Company’s management is responsible for the financial statements and the reporting process, including the system of internal controls. KPMG is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

The Audit Committee has discussed with KPMG the matters requiring discussion by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380), Communication with Audit Committees, as modified or supplemented, and all other matters required to be discussed with the auditors. In addition, the Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board No. 1, (Independence Discussions with Audit Committees), as modified or supplemented, and discussed with KPMG their independence from HealtheTech and its management. The Audit Committee has also considered whether and determined that the independent auditors’ provision of other non-audit services to the Company is compatible with maintaining the auditors’ independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Respectfully submitted on April 14, 2004 by the members of the Audit Committee of the Board of Directors.

Gerald J. Laber, Audit Committee Chairman

Vernon A. Brunner

Robert I. Theis

(1)	In accordance with the rules and regulations of the SEC, the above report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934 or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other filed document.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as the Company’s independent auditors. However, the Audit Committee of the Board of Directors is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the selection of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

Independent Auditors

KPMG LLP served as our independent auditors for the fiscal year ended December 31, 2003 and has been selected to serve as our independent auditors for the current fiscal year. For the fiscal years ended December 31, 2002 and December 31, 2003, we incurred fees for services from KPMG as discussed below.

•	Audit Fees. The aggregate fees billed for professional services rendered by KPMG for the audit of our annual financial statements included in our Form 10-K, the review of the financial statements included in our Forms 10-Q and services that are normally provided in connection with statutory and regulatory filings or engagements were approximately $582,000 for the fiscal year ended December 31, 2002, and $141,000 for the fiscal year ended December 31, 2003.

•	Audit-Related Fees. There were no fees billed for professional services rendered by KPMG for assurance and related services related to the performance of the audit or review of our financial statements that are not reported under “Audit Fees” above.

•	Tax Fees. The aggregate fees billed for professional services rendered by KPMG related to federal and state tax compliance, tax advice and tax planning were approximately $10,000 for the fiscal year ended December 31, 2002 and $12,000 for the fiscal year ended December 31, 2003. All of these services are permitted non-audit services.

•	All Other Fees. The aggregate fees billed for all other services rendered by KPMG were approximately $2,000 for the fiscal year ended December 31, 2002 and $0 for the fiscal year ended December 31, 2003. For the fiscal year ended December 31, 2002 these services related to consulting and other non-audit services.

Audit Committee Pre-Approval Policy

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors on a case-by-case basis. These services may include audit services, audit-related services, tax services and other services. Our Vice President of Finance is responsible for presenting the Audit Committee with an overview of all proposed audit, audit-related, tax or other non-audit services to be performed by the independent auditors. The presentation must be in sufficient detail to define clearly the services to be performed. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management or to an individual member of the Audit Committee.

PROPOSAL 3

APPROVAL OF THE AMENDMENTS TO THE

2002 STOCK PLAN

Stockholders are being asked to consider and approve this proposal to amend and restate the 2002 Stock Plan (the “Amended and Restated Plan”) to increase the number of shares of common stock reserved for issuance under the Amended and Restated Plan. In April 2004, the Board approved the Amended and Restated Plan, subject to stockholder approval, to increase the base number of shares of common stock reserved for issuance under the original Plan by 100,000 from 666,667 shares to a total of 766,667 shares under the Amended and Restated Plan and increase the number of shares that the Company may grant in any fiscal year to any one individual under the original Plan from 133,333 shares to 500,000 shares under the Amended and Restated Plan (after giving effect to the one for five reverse stock split on December 31, 2003).

In addition, the Amended and Restated Plan modifies Section 3, subsection (c) of the original Plan that provides for an annual increase (“evergreen”) in the base number of shares available for grant under the Amended and Restated Plan in order to authorize a larger evergreen increase. The evergreen increase is to occur annually on the first day of each fiscal year beginning in 2005. The original and proposed sections of the 2002 Stock Plan are detailed below:

Prior to the effectiveness of Amended and Restated Plan, the number of shares of common stock reserved for issuance was increased annually on the first day of the Company’s fiscal year, by the lesser of the following:

•	240,000 shares of common stock,

•	5% of the outstanding shares or common stock on such date, or

•	an amount determined by our Board of Directors.

Under the Amended and Restated Plan, the number of shares of common stock reserved for issuance shall be increased annually on the first day of the Company’s fiscal year, beginning in 2005, by the lesser of the following:

•	500,000 shares of our common stock,

•	5% of the aggregate of (x) the outstanding shares of common stock on such date and (y) such number of shares of common stock that are issuable upon the exercise of the outstanding warrants issued to certain investors on December 23, 2003 in a private placement transaction, or

•	an amount determined by our Board of Directors.

The purpose of the Amended and Restated Plan is to ensure that the Company can continue to grant stock options to employees and consultants at levels determined appropriate by the Board of Directors and Compensation Committee. The Company believes that its ability to continue to provide employees with attractive equity-based incentives is critical in allowing it to attract and retain qualified individuals. The Company believes the grant of stock options encourages employees to build long-term stockholder value.

As of April 1, 2004, (a) awards (net of canceled or expired awards) covering an aggregate of 1,399,453 shares of common stock had been granted under the Plan and (b) only 142,889 shares of common stock (plus any shares that might in the future be returned to the Plan as a result of termination or expiration of awards) remained available for future grant under the Plan.

As of April 1, 2004, approximately 45 employees were eligible to participate in the Plan. The number of employees eligible to participate in the Plan includes each of our executive officers, who also serve on our Board of Directors. While the Plan permits us to grant shares under the Plan to our directors, we intend to make any future grants to our non-employee directors under the 2002 Director Option Plan. In 2004, our Compensation Committee and Board of Directors approved the following grants pursuant to the Plan, as proposed to be amended, to the following named executive officers:

2002 Stock Plan

Executive Officer	Dollar Value	Number of Units
James W. Dennis, Chairman & Chief Executive Officer	(1)	300,000
Alexander MacPherson, President and Chief Operating Officer	(1)	300,000
Executive Group	(1)	600,000

(1)	In March 2004, our Board of Directors granted to each of our executive officers options to purchase 133,333 shares of common stock under the Plan, and options to purchase an additional 116,667 shares of common stock conditioned upon receipt of stockholder approval of the Amended and Restated Plan, at an exercise price equal to the fair market value on the date of grant ($1.84). The Board of Directors has also approved an additional grant of options to purchase 50,000 shares of common stock to each of our executive officers on the date of the Annual Meeting, at an exercise price equal to the fair market value on such date, conditioned upon receipt of stockholder approval of the Amended and Restated Plan.

Our Compensation Committee and Board of Directors intend to make additional grants in 2004 under the Amended and Restated Plan, conditioned upon receipt of stockholder approval, to non-executive officers and consultants at levels deemed appropriate to attract and retain qualified individuals.

QUESTIONS AND ANSWERS ABOUT THE AMENDED AND RESTATED PLAN

What is the Amended and Restated Plan?

Assuming the approval of Proposal 3, the Amended and Restated Plan will us to provide equity incentives to employees, directors, and consultants who provide services to us or any of our parent or subsidiary companies by providing such individuals with an opportunity to acquire shares of our common stock.

The Amended and Restated Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code of 1986 nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974. The Amended and Restated Plan will expire by its own terms in 2012, unless terminated sooner by the Board.

What are the Purposes of the Amended and Restated Plan?

The purposes of the Amended and Restated Plan are to:

•	attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to our employees, directors and consultants, and

•	to promote the success of our business.

Who Administers the Amended and Restated Plan?

Our Board of Directors or a committee appointed by our Board of Directors administers the Amended and Restated Plan. The Board of Directors has designated the Compensation Committee to act as the administrator of the Amended and Restated Plan. The administrator of the Amended and Restated Plan has final authority to interpret any provision of the Amended and Restated Plan or any grant made under the Amended and Restated Plan.

Who is Eligible to Participate in the Amended and Restated Plan?

Our employees, directors and consultants, or employees and consultants of any of our parent or subsidiary companies, are eligible to receive nonstatutory stock options and rights to purchase stock. Only our employees or employees of our parent or subsidiary companies are eligible to receive incentive stock options.

Assuming the approval of the amendments contemplated in Proposal 3, no employee, director or consultant may be granted options to purchase more than 500,000 shares in any fiscal year, except in the case of initial employment, at which time options to purchase an additional 266,667 shares may be granted.

Who Selects the Employees, Directors and Consultants Who Receive Grants?

The administrator of the Amended and Restated Plan, which is currently the Compensation Committee, selects the employees, directors and consultants who receive awards granted under the Amended and Restated Plan.

What Types of Grants are Permitted Under the Amended and Restated Plan?

The Amended and Restated Plan permits us to grant incentive stock options, nonstatutory stock options and stock purchase rights. These awards are described below. The “Tax Information” section summarizes the tax treatment of each of these awards.

What is a Stock Option?

An option is a right to buy newly issued stock in the future at a predetermined price. Incentive stock options are options that qualify for preferred tax treatment under Section 422 of the Code. Nonstatutory stock options are options that do not qualify as incentive stock options.

Subject to the provisions of the Amended and Restated Plan, the administrator of the Amended and Restated Plan determines the term of the optionee’s option, the number of shares subject to the option, and the time the option may be exercised. However, the term of an incentive stock option may not exceed ten years (and in some cases five (5) years) from the date of grant. The administrator of the Amended and Restated Plan also determines the exercise price of the option. However, the exercise price of an incentive stock option and a nonstatutory stock option intended to qualify under 162(m) of the Code may not be less than the fair market value of our common stock on the date of grant. Under certain circumstances, the exercise price of an incentive stock option may not be less than 110% of the fair market value on the date of grant.

If the optionee’s service relationship terminates for any reason, the option may be exercised to the extent it was exercisable on the date of such termination for a period of time determined by the administrator of the Amended and Restated Plan at the time the option is granted. In the case of a termination for disability or death, the period for exercise following termination generally will be twelve (12) months. In all other cases, the period for exercise of an option following termination generally will be three (3) months. In no event may the optionee exercise his or her option after the expiration of the original term of the option.

The administrator of the Amended and Restated Plan determines how the optionee may pay the exercise price of the option. The Amended and Restated Plan specifically states that the following are acceptable forms of consideration:

•	cash,

•	check,

•	promissory note,

•	certain other shares of our common stock,

•	“cashless exercise,”

•	a reduction in the amount of any of our liabilities to an optionee, or

•	any combination of the above.

Subject to the Amended and Restated Plan administrator’s discretion, if the optionee incurs a tax liability upon the exercise of an option, he or she may satisfy their withholding obligation by electing to have us retain a sufficient number of shares to cover the withholding obligation.

What Is a Stock Purchase Right?

A stock purchase right is a right to buy shares of our common stock. The administrator of the Amended and Restated Plan determines the terms and conditions under which shares of our common stock may be purchased pursuant to a stock purchase right. If someone is granted a stock purchase right, we will generally retain the right to repurchase the shares of common stock at their original purchase price if the employment, director or consulting relationship is terminated. The administrator determines the schedule as to which a repurchase right will lapse each year.

What Terms Apply to All Awards?

Non-transferability of Options and Stock Purchase Rights. The optionee generally may not transfer an award granted to it under the Amended and Restated Plan, other than by will or the laws of descent and distribution, and generally only the optionee may exercise an award granted to it during his or her lifetime.

Adjustment on Changes in Capitalization. In the event that any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of our common stock or other of our securities, or other change in our corporate structure affecting our shares of common stock occurs, the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Amended and Restated Plan, may adjust the number and class of shares of common stock that may be delivered under the Amended and Restated Plan and/or the number, class, and price of shares covered by each outstanding option or stock purchase right.

Effect of our Dissolution or Liquidation. In the event of our proposed dissolution or liquidation, the administrator of the Amended and Restated Plan will notify optionees as soon as practicable prior to such proposed action. The administrator may provide in its discretion for the optionees to have the right to exercise their option until ten (10) days prior to such transaction as to all stock subject to their option, including shares to which their option would not otherwise be exercisable. To the extent the optionee does not exercise their option, it will terminate immediately prior to the consummation of the proposed action. In addition, the administrator may provide that any repurchase option we have will lapse as to all of the optionee’s unvested shares.

Effect of our Acquisition. In the event of our merger with or into another corporation, or if we experience a “change of control,” the optionee’s outstanding option or stock purchase right may be assumed or substituted for by the successor corporation (or a parent or subsidiary of such successor corporation). If the successor corporation refuses to assume or substitute for the optionee’s outstanding option or stock purchase right, the optionee will be notified that their option or right will fully vest and become exercisable for a period of at least fifteen (15) days from the date of such notice until the consummation of such transaction as to all shares subject to such option or right. This includes shares that would not otherwise be vested or exercisable. If the optionee’s option or stock purchase right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or change of control, the administrator will notify the optionee that their option or right will terminate upon the consummation of such transaction.

Amendment and Termination. Our Board of Directors may amend, alter, suspend or discontinue the Amended and Restated Plan at any time, but such amendment, alteration, suspension or discontinuation may not adversely affect an optionee’s outstanding option, stock purchase right or stock issuance without the optionee’s consent. In addition, we may need to obtain stockholder approval for certain amendments to the Amended and Restated Plan.

TAX INFORMATION

The following is a brief summary of the effect of U.S. federal income tax laws upon options and rights to purchase stock granted under the Amended and Restated Plan based on U.S. federal income tax laws in effect as of the date of this Proxy Statement.

This summary is not intended to be exhaustive and does not discuss the tax consequences of a optionee’s death or the provisions of any income tax laws of any municipality, state or foreign country in which the optionee may reside. Grantee’s should consult their own tax advisor regarding the taxation of these options and rights to purchase stock.

Incentive Stock Options. Optionees recognize no taxable income upon the grant or exercise of an incentive stock option (unless the alternative minimum tax rules apply). If shares are issued to a optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of the shares is made by the optionee within two years after the date of grant or within one year after the issuance of such shares to the optionee, then:

•	upon the resale of such shares, any amount realized by the optionee in excess of the option exercise price will be treated as a long-term capital gain and any loss sustained will be a long-term capital loss, and

•	we will not be allowed any deduction for federal income tax purposes.

•	If the optionee disposes of shares acquired upon the exercise of an incentive stock option before the expiration of either holding period described above, generally:

•	the optionee will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option exercise price paid for such shares, and

•	we will be entitled to a tax deduction in the same amount.

Any further gain or loss realized by the optionee will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by us. If an option designated as an incentive stock option first becomes exercisable in any calendar year for shares in which the aggregate fair market value exceeds $100,000, the exercise of such excess shares will be treated for income tax purposes as having been acquired by the optionee pursuant to a nonstatutory stock option. For purposes of this rule:

•	all incentive stock options we have granted to the optionee are aggregated,

•	the fair market value of an option share is its value on the date of grant of the option, and

•	options are taken into account in the order in which they are granted.

Nonstatutory Stock Options. With respect to nonstatutory stock options, no income is recognized by the optionee at the time the option is granted. Generally, at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise, and we are entitled to a tax deduction in the same amount. Upon disposition of the shares by the optionee, any gain or loss is treated as capital gain or loss. If the optionee was an employee at the time of grant, any income recognized upon exercise of a nonstatutory stock option will constitute wages for which withholding will be required.

Stock Purchase Rights. Generally, no income will be recognized by the optionee in connection with the grant of a stock purchase right or the exercise of the right for unvested stock, unless an election under

Section 83(b) of the Code is filed with the Internal Revenue Service within thirty (30) days of the date of exercise of the stock purchase right. Otherwise, as our repurchase option lapses, the optionee will recognize compensation income in an amount equal to the difference between the fair market value of the stock at the time our repurchase option lapses and the amount paid for the stock, if any. Upon the optionee’s disposition of the shares, any gain or loss is treated as capital gain or loss. If the optionee is also an employee, any amount treated as compensation will be subject to tax withholding by us, and we will be entitled to a tax deduction in that amount at the time the optionee recognizes ordinary income with respect to a stock purchase right.

Capital Gain. Capital gains are grouped and netted by holding periods. Net capital gain on assets held for twelve (12) months or less is taxed currently at the optionee’s highest marginal income tax rate. Net capital gain on assets held for more than twelve (12) months is taxed currently at a maximum federal rate of fifteen percent (15%). Capital losses are first allowed in full against capital gains and then up to $3,000 against other income.

Alternative Minimum Tax. The exercise of an incentive stock option granted under the Amended and Restated Plan may subject the optionee to the alternative minimum tax under Section 55 of the Code. In computing alternative minimum taxable income, shares purchased upon exercise of an incentive stock option are treated as if the optionee had acquired them pursuant to a nonstatutory stock option. This may be particularly significant for shares purchased pursuant to an incentive stock option for which we have a repurchase option. See “Nonstatutory Stock Options,” above. Under certain circumstances, the optionee may affect the timing and measurement of alternative minimum tax by filing an election with the Internal Revenue Service under Section 83(b) of the Code within thirty (30) days after the date of exercise of an incentive stock option. Accordingly, the optionee should consult his or her own tax advisor prior to exercising an incentive stock option concerning the advisability of filing an election under Section 83(b) of the Code for alternative minimum tax purposes.

If the optionee pays alternative minimum in excess of his or her regular tax liability, the amount of such alternative minimum relating to incentive stock options may be carried forward as a credit against any subsequent years’ regular tax in excess of the alternative minimum tax.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of April 2, 2004 (after giving effect to the one for five reverse stock split on December 31, 2003), by: (i) each director and nominee for director; (ii) each of the current and former executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

Unless otherwise indicated, the principal address of each of the stockholders below is c/o HealtheTech, Inc., 523 Park Point Drive, 3rd Floor, Golden, Colorado 80401.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
5% stockholders:
Kodiak Capital, LLC(2)	2,236,842	27.94%
CCM Master Qualified Fund, Ltd.(3)	776,394	10.55%
JDS Capital, L.P.(4)	894,737	12.00%
Sherbrooke Capital Partners, L.L.C.(5)	688,466	9.47%
Named Executive Officers:
James W. Dennis(6)	111,432	1.55%
Alexander MacPherson(7)	51,666	*
Noel L. Johnson(8)	250,089	3.46%
James R. Mault(9)	271,833	3.75%
Stephen E. Webb(10)	44,778	*
Directors and Nominee Directors:
Vernon A. Brunner(11)	13,250	*
Arthur J. Samberg(12)	2,308,932	28.81%
Robert I. Theis(13)	18,668	*
Gerald J. Laber	—	*
All executive officers and directors as a group (9 persons)(14)	3,070,847	35.92%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 7,086,215 shares of common stock outstanding on April 2, 2004, adjusted as required by rules promulgated by the SEC.

(2)	Kodiak Capital, LLC and Arthur J. Samberg, the managing member of Kodiak Capital, are deemed to beneficially own an aggregate of 2,236,842 shares of common stock (consisting of the 1,315,789 shares of common stock owned by Kodiak Capital and 921,053 shares of common stock that may be acquired by Kodiak upon exercise of warrants). Kodiak Capital is the direct beneficial owner, and Arthur J. Samberg (as the managing member of Kodiak Capital) is deemed to be the indirect beneficial owner, of the 2,236,842 shares of common stock. Kodiak Capital and Arthur J. Samberg have shared power to direct the vote and shared power to direct the disposition of these shares of common stock. Arthur J. Samberg disclaims beneficial ownership of the shares of common stock directly beneficially owned by Kodiak Capital, except to the extent of his pecuniary interest therein. The address of the principal business office of each of Kodiak Capital and Arthur Samberg is 500 Nyala Farm Road, Westport, CT 06880.

(3)

Includes an aggregate of 276,316 shares exercisable pursuant to fully exercisable warrants. Clint D. Coghill is the managing member of Coghill Capital Management, L.L.C., which serves as the investment manager of CCM Master Qualified Fund, Ltd. As the managing member of the foregoing entities, Mr. Coghill may be deemed to have shared voting and investment power over the securities held by such funds. Mr. Coghill and Coghill Capital Management, L.L.C. disclaim beneficial ownership over the securities held by CCM Master Qualified Fund, except to the extent of their pecuniary interest therein. The address of the principal business office of each of CCM Master Qualified Fund, Ltd., Clint D. Coghill and Coghill Capital Management, L.L.C. is One North Wacker Drive, Suite 4350, Chicago, IL 60606.

(4)	JDS Capital Management, LLC is the general partner of JDS Capital, L.P. Joseph D. Samberg is the managing member of JDS Capital Management. Each of JDS Capital, L.P., JDS Capital Management, LLC and Joseph D. Samberg are deemed to beneficially own an aggregate of 894,736 shares of common stock (including 368,421 shares of common stock that may be acquired by JDS Capital, L.P. upon exercise of warrants). JDS Capital, L.P. is the direct beneficial owner, and JDS Capital Management (as the general partner of JDS Capital, L.P.) and Joseph D. Samberg (as the managing member of JDS Capital Management) are deemed to be the indirect beneficial owners, of the 894,736 shares of common stock. JDS Capital, L.P., JDS Capital Management and Joseph D. Samberg have shared power to direct the vote and shared power to direct the disposition of these shares of common stock. JDS Capital Management and Joseph D. Samberg disclaim beneficial ownership of the shares of common stock directly beneficially owned by JDS Capital, L.P., except to the extent of their pecuniary interest therein. In addition, Joseph D. Samberg is deemed to beneficially own an aggregate of 291,105 shares of common stock, representing approximately 4.11% of the number of shares of common stock outstanding. Joseph D. Samberg is deemed to be the direct beneficial owner of the 291,105 shares of common stock. Joseph D. Samberg has sole power to direct the vote and sole power to direct the disposition of these shares of common stock. The 1,185,841 shares of common stock of which Joseph D. Samberg is deemed to be the direct and indirect beneficial owner represent approximately 15.91% of the outstanding shares of common stock (assuming the issuance of 368,421 shares of common stock upon exercise of the warrant). The address of the principal business office of each of JDS Capital, L.P., JDS Capital Management, LLC and Joseph D. Samberg is 780 Third Avenue, 45th Floor, New York, NY 10017.

(5)	Consists of (i) 502,644 shares of common stock owned by Sherbrooke Capital Health and Wellness Fund, L.P. and 183,621 shares exercisable by Sherbrooke Capital Health and Wellness Fund, L.P. pursuant to fully exercisable warrants and (ii) 1,612 shares of common stock owned by Sherbrooke Capital Health and Wellness Advisors Fund, L.P. and 589 shares exercisable by Sherbrooke Capital Health and Wellness Advisors Fund, L.P. pursuant to fully exercisable warrants. Sherbrooke Capital Partners, L.L.C. is the general partner of each of Sherbrooke Capital Health and Wellness Fund, L.P. and Sherbrooke Capital Health and Wellness Advisors Fund, L.P. and exercises voting and investment power with respect to the securities held by each. Sherbrooke Capital L.L.C. is the managing member of Sherbrooke Capital Partners, L.L.C. The address of the principal business office of each of Sherbrooke Capital Health and Wellness Fund, L.P., Sherbrooke Capital Health and Wellness Advisors Fund, L.P. and Sherbrooke Capital L.L.C. is 2344 Washington Street, Newton Lower Falls, MA 02462.

(6)	Consists of options to purchase 96,232 shares exercisable within 60 days of April 2, 2004 and an aggregate of 15,200 shares exercisable pursuant to a fully exercisable warrant.

(7)	Consists of options to purchase 51,666 shares exercisable within 60 days of April 2, 2004.

(8)	Includes 66,667 shares held in the Johnson Family 2002 Irrevocable Trust and options to purchase 137,422 shares exercisable within 60 days of April 2, 2004.

(9)	Includes options to purchase 165,166 shares exercisable within 60 days of April 2, 2004. The principal address of Dr. Mault is 30589 Monarch Court, Evergreen, Colorado 80439.

(10)	Includes options to purchase 37,000 shares exercisable within 60 days of April 2, 2004.

(11)	Consists of options to purchase 3,250 shares exercisable within 60 days of April 2, 2004, and an aggregate of 10,000 shares exercisable pursuant to a fully vested warrant.

(12)	In addition to the 2,236,842 shares of common stock held by Kodiak Capital, LLC and described in Note 2 herein to which Arthur J. Samberg is deemed the indirect beneficial owner, Arthur J. Samberg is deemed to be the direct beneficial owner of an additional 72,090 shares of common stock (consisting of 64,758 shares of common stock held directly and 7,332 shares of common stock that may be acquired upon the exercise of a director stock option). Arthur J. Samberg has sole power to direct the vote and sole power to direct the disposition of these shares of common stock.

(13)	Consists of options to purchase 18,668 shares exercisable within 60 days of April 2, 2004.

(14)	Includes options to purchase 516,738 shares exercisable within 60 days of April 2, 2004 and an aggregate of 946,253 shares exercisable pursuant to fully exercisable warrants.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with; except that one Form 4 for Arthur Samberg and Forms 3 for each of Kodiak Capital, LLC and JDS Capital, L.P. reporting acquisitions of the Company’s common stock were inadvertently filed late.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

Each non-employee Director of the Company receives an annual retainer of $6,000 for serving on our Board of Directors and an additional annual retainer of $4,000 for service on the Audit Committee or any Special Committee established by the Board of Directors and $1,000 for service on the Compensation Committee or Nominating and Corporate Governance Committee, each payable in quarterly installments. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy.

2002 Director Option Plan

Our Board of Directors adopted the 2002 Director Option Plan (which will be referred to as the “Director Plan”) in April 2002, and the stockholders approved the Director Plan in June 2002. The Director Plan provides for the periodic grant of nonstatutory stock options to our non-employee directors.

All grants of options to our non-employee directors under the Director Plan are automatic. We will grant each non-employee director an option to purchase 5,000 shares when such person first becomes a non-employee director, except for those directors who become non-employee directors by ceasing to be employee directors. All non-employee directors will receive an option to purchase 2,500 shares, as well as an option for an additional 1,000 shares for each board committee upon which the non-employee director serves, on the date of our annual stockholder’s meeting each year. Options granted to non-employee directors under the Director Plan are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code.

All options granted under our Director Plan have a term of ten years and an exercise price equal to fair market value on the date of grant. Each option to purchase 5,000 shares becomes exercisable as to 25% of the shares subject to the option on each anniversary of its date of grant provided the non-employee director remains a director on such dates. Each option to purchase 2,500 shares or 1,000 shares becomes exercisable as to 100% of the shares subject to the option on the anniversary of its date of grant provided the non-employee director remains a director on such date. If a non-employee director is nominated for re-election but is not re-elected to the Board of Directors, any unvested portion of that director’s options will become immediately exercisable.

After termination as a non-employee director with us, an optionee must exercise an option at the time set forth in his or her option agreement. If termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will remain exercisable for a period of 3 months. However, an option may never be exercised later than the expiration of its term.

A non-employee director may not transfer options granted under the Director Plan other than by will or the laws of descent and distribution. Only the non-employee director may exercise the option during his or her lifetime.

In the event of our merger with or into another corporation or a sale of substantially all of our assets, the successor corporation will assume or substitute each option. If such assumption or substitution occurs, the options will continue to be exercisable according to the same terms as before the merger or sale of assets. If the outstanding options are not assumed or substituted for, our Board of Directors will notify each non-employee director that he or she has the right to exercise the option as to all shares subject to the option for a period of 30 days following the date of the notice. The option will terminate upon the expiration of the 30-day period.

Unless terminated sooner, the Director Plan will automatically terminate in 2012. Our Board of Directors has the authority to amend, alter, suspend, or discontinue the Director Plan, but no such action may adversely affect any grant made under it.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

The following table shows for the fiscal years ended December 31, 2001, 2002 and 2003, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer, its other executive officer at December 31, 2003, and the former Chief Executive Officer and two former executive officers who departed from the Company during fiscal year 2003 (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year(1)	Annual Compensation			Long-Term Compensation Awards
		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options (#)(1)	All Other Compensation ($)
James W. Dennis(2)	2003	$185,920	$0	$0	71,000	$0
Chairman and Chief	2002	$28,099	$0	$0	100,000	$0
Executive Officer	2001	$0	$0	$0	0	$0
Alexander MacPherson(3)	2003	$150,000	$25,000	$27,960	80,000	$0
President and Chief	2002	$0	$0	$0	0	$0
Operating Officer	2001	$0	$0	$0	0	$0
Dr. James R. Mault(4)	2003	$89,374	$0	$0	32,500	$293,959
Former Chairman and Former Chief	2002	$251,923	$2,500	$0	54,667	$0
Executive Officer	2001	$249,359	$60,000	$0	0	$0
Dr. Noel L. Johnson(5)	2003	$196,875	$0	$0	33,167	$34,615
Former Chief Technology Officer	2002	$204,629	$2,500	$0	42,667	$0
	2001	$199,503	$47,500	$0	0	$0
Stephen E. Webb(6)	2003	$194,583	$0	$0	57,346	$112,500
Former Chief Financial Officer	2002	$178,462	$2,500	$0	53,332	$0
	2001	$0	$0	$0	0	$0

(1)	Securities underlying options are reflected after giving effect to the one for five reverse stock split on December 31, 2003.

(2)	Mr. Dennis’s employment with the Company began in November 2002 and accordingly, no amounts are shown for 2001.

(3)	Mr. MacPherson’s employment with the Company began in March 2003 and accordingly, no amounts are shown for 2001 and 2002. Other Annual Compensation includes the Company’s payment of the following relocation expenses: moving of household goods and personnel effects, transportation of family and lodging from old to new residence, house hunting trip, closing costs for the purchase of a new home, and related income taxes.

(4)	Mr. Mault’s employment with us ended on April 30, 2003. All Other Compensation includes the total cash compensation payable to Dr. Mault pursuant to a Separation and Release entered into on April 29, 2003. (See “Employment, Severance and Change of Control Agreement” below).

(5)	All Other Compensation includes a payout of accrued and unused vacation as of December 31, 2003.

(6)	Mr. Webb’s employment with the Company began in February 2002 and accordingly, no amounts are shown for 2001. Mr. Webb’s employment with us ended on December 31, 2003. All Other Compensation includes the total cash compensation payable to Mr. Webb pursuant to a severance agreement entered into on December 31, 2003. (See “Employment, Severance and Change of Control Agreement” below).

STOCK OPTION GRANTS AND EXERCISES

The Company grants options to its executive officers under its 2002 Stock Plan (collectively with the 1998 Plan, the “Incentive Plans”). As of December 31, 2003, options to purchase 1,313,607 shares were outstanding under the Incentive Plans and options to purchase 250,855 shares remained available for grant. All numbers are shown after giving effect to the one for five reverse stock split on December 31, 2003.

The following tables show for the fiscal year ended December 31, 2003, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

Option Grants in Fiscal 2003

Name	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(1)
	Number of Securities Underlying Options Granted (#)(2)		Percentage of Total Options Granted to Employees in Fiscal 2003	Exerecise Price ($/Sh)	Expiration Date	5% ($)	10% ($)
James W. Dennis	21,000		9.8%	$8.40	3/23/2013	$112,305	$283,315
	50,000	(3)		$2.50	6/26/2008	$158,973	$233,338

Alexander MacPherson	25,000		11.1%	$10.10	3/19/2013	$154,724	$395,936
	15,000			$37.50	3/19/2013	*	*
	40,000	(3)		$2.50	6/26/2008	$127,178	$186,671

Dr. James R. Mault	9,500	(4)	4.5%	$12.75	2/04/2007	$27,645	$66,604
	21,000			$8.40	3/23/2013	$112,305	$283,315
	2,000			$3.50	5/11/2013	$4,695	$11,623

Dr. Noel L. Johnson	5,600		4.6%	$8.40	3/26/2013	$34,874	$83,394
	7,567	(4)		$37.50	2/04/2007	*	*
	20,000	(3)		$2.50	6/26/2008	$63,589	$93,335

Stephen E. Webb	10,000		7.9%	$8.40	3/23/2013	$53,479	$134,912
	7,346	(4)		$12.75	2/04/2007	$21,377	$51,502
	40,000	(3)		$2.50	6/26/2008	$127,178	$186,671

*	Not meaningful.

(1)	The potential realizable value is based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company’s estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company’s common stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

(2)	Unless otherwise noted, options were granted under the 2002 Plan and vest as to 12.5% of the shares after six months and in equal monthly installments thereafter for 42 months until fully vested. The options will fully vest upon a change of control, as defined in the Company’s Incentive Plans, unless the acquiring company assumes the options or substitutes similar options. The options have a maximum term of ten years.

(3)	The shares underlying these stock options vested as to 20% of the shares on each of July 31, 2003 and October 31, 2003 and as to 30% of the shares on January 31, 2004. The remaining 30% of the shares vest on April 30, 2004. The options have a five-year term.

(4)	The shares underlying these stock options were 100% vested on the date of grant and have a four-year term.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES (1)

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2003(2)		Value of Unexercised In-the-Money Options at December 31, 2003(3)
			Exercisable	Unexercisable	Exercisable	Unexercisable
James W. Dennis	—		54,723	121,277	$22,000	$33,000
Alexander MacPherson	—		23,500	56,500	$17,600	$26,400
Dr. James R. Mault	—		165,167	0	$0	$0
Dr. Noel L. Johnson	—		121,227	34,607	$8,800	$13,200
Stephen E. Webb	3,000	$3,300	75,312	0	$40,700	$0

(1)	After giving effect to the one for five reverse stock split on December 31, 2003.

(2)	Includes both “in-the-money” and “out-of-the-money” options. “In-the-money” options are options with exercise prices below the market price of the Company’s common stock at December 31, 2003.

(3)	Value is based on the fair market value of the Company’s common stock at December 31, 2003, as adjusted for the one-for-five reverse stock split ($3.60) with respect to in-the-money options, minus the exercise price of the options.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2003 (after giving effect to the one for five reverse stock split on December 31, 2003).

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders	1,343,621	$14.40	265,855	(1)
Equity compensation plans not approved by security holders(2)	180,000	$134.40	0

Total	1,523,621	$28.58	265,855

(1)	Includes 264,916 shares authorized for issuance under our Employee Stock Purchase Plan, under which 17,232 shares were issued and 6,645 were outstanding as of December 31, 2003. Each of the 2002 Stock Plan, the 2002 Directors Option Plan and the Employee Stock Purchase Plan contain evergreen provisions that automatically provides an annual increase in the number of securities available for issuance under each plan as of January 1st of each year.

(2)	In September 2002, the Company issued a fully vested warrant to a consultant, James W. Dennis, who was later appointed to serve as president and chief operating officer of the Company, to purchase an aggregate of 15,200 shares of common stock, of which 8,000 shares are exercisable at an exercise price of $37.50 per share expiring on September 26, 2004, and the remaining 7,200 shares are exercisable at an exercise price of $50.00 per share expiring on September 26, 2005.

In December 2002, the Company issued a warrant to purchase 125,000 shares of common stock at prices ranging from $75.00 to $250.00 per share to a consultant for services based upon the acquisition of, or introduction into certain distribution channels for its health monitoring products. The warrants become exercisable upon the occurrence of seven defined events. As of December 31, 2002, the condition for one event was met granting the consultant the right to purchase up to 45,000 shares of common stock at an exercise price of $75.00 per share, which expired on December 11, 2003. During 2003 an additional condition was met granting the consultant an additional right to purchase up to 40,000 shares of common stock at an exercise price of $200 per share, expiring in December 2005.

In March and April 2003, the Company issued two warrants to purchase 17,000 shares, each, of common stock at an exercise price of $37.50 per share to two professional athletes for endorsement and promotional appearances. The warrants are fully vested and expire as follows: 5,667 shares on March 25, 2005, 5,667 shares on March 25, 2006 and 5,666 shares on March 25, 2007.

In March 2003, the Company issued a fully vested warrant to purchase 800 shares of common stock at an exercise price of $9.00 per share to an academic professional for time spent on developing research. The warrant is fully vested and expires on March 25, 2008.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

On February 22, 2003, we entered into an employment offer letter with Alexander MacPherson providing that his employment with us may be terminated at any time with or without cause. Mr. MacPherson’s employment offer letter provided that he be granted an option to purchase 40,000 shares of our common stock pursuant to our 2002 Stock Plan. Upon termination of Mr. MacPherson for other than “cause” he is entitled to receive his base salary for a period of 12 months, continuation of his group health coverage for the same period and the average of his most recent two years’ bonuses, each in accordance with our standard payroll policies. Mr. MacPherson is subject to confidentiality and invention assignment requirements under his employment offer letter. In March 2003, we also entered into a change of control agreement with Mr. MacPherson that entitles him to accelerated vesting of all stock options and shares of restricted stock upon involuntary termination of employment with the company within eighteen months of a change of control of the company. Under the change of control agreement, Mr. MacPherson is entitled to one year’s severance pay and benefits following such involuntary termination.

On April 29, 2003, we entered into a Separation Agreement and Release with James R. Mault, M.D., our former Chairman and Chief Executive Officer, in connection with his resignation. Pursuant to the terms of the separation agreement, we agreed to pay Dr. Mault a severance payment equal to his then current base salary of approximately $275,000, less applicable taxes and withholding, for a period of 12 months, payable in accordance with our normal payroll policies, immediate vesting of all stock options and continuation of his group health coverage for a period not to exceed 12 months. In addition, the parties agreed to enter into a mutual release and Dr. Mault agreed to a covenant not to compete with us for a period of 12 months.

On March 7, 2003, we entered into an Employment Agreement with Stephen E. Webb, our Chief Financial Officer. The agreement provides for an annual base salary of $225,000 and eligibility to receive an annual bonus pursuant to our Performance Management & Annual Bonus Plan equal to 40% of his base salary based 100% upon the Company’s achievement of certain performance targets set forth under such plan. On December 31, 2003, we entered into a Separation and Release Agreement with Mr. Webb, in connection with his resignation. Pursuant to Mr. Webb’s Separation and Release Agreement, we agreed to pay Mr. Webb the equivalent of six months of his current base salary (a total payment of $112,500), subject to standard payroll deductions and withholdings, payable over a period of 12 months in accordance with our regularly scheduled payroll practices.

On March 7, 2003, we entered into an Employment Agreement with James W. Dennis, our President and Chief Operating Officer. The agreement provides for an annual base salary of $230,000 and eligibility to receive an annual bonus pursuant to our Performance Management & Annual Bonus Plan equal to 40% of his base salary based 100% upon the Company’s achievement of certain performance targets set forth under such plan. As noted below under “Report of the Compensation Committee of the Board of Directors,” effective December 1, 2003, Mr. Dennis elected to have his annual base salary reduced to $1.00. Upon termination of Mr. Dennis for other than “cause”, death or disability he is entitled to receive his base salary for a period of 18 months, in accordance with our standard payroll policies, and continuation of his group health coverage for a period not to exceed 18 months. In addition, the Compensation Committee or the Board may, in its discretion, determine that Mr. Dennis should also receive a lump sum payment of all or a portion of his target bonus for the year of termination and immediate vesting on all or a portion of the unvested portion of his stock options. Upon a termination due to Mr. Dennis’s death or disability, he is entitled to receive 12 months severance, in accordance with our standard payroll policies, a lump-sum payment equal to 100% of his target bonus for the year of termination, immediate vesting as to the number of shares that would have otherwise vested during the 12 month period following such termination, and continuation of his group health coverage for a period not to exceed 12 months. Under his Employment Agreement, upon the consummation of a change of control, Mr. Dennis is entitled to immediate vesting of all stock options and shares of restricted stock. Upon termination by Mr. Dennis for good reason for a period of 12 months following a change of control, he is entitled to receive his base salary for a period of 18 months, a lump-sum payment equal to 100% of his target bonus for the year of termination and continuation of his group health coverage for a period not to exceed 18 months.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No interlocking relationship exists between our Board of Directors or Compensation Committee and the Board of Directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

PERFORMANCE MEASUREMENT COMPARISON (1)

The following graph shows the total stockholder return of an investment of $100 in cash on July 12, 2002 for (i) our common stock, (ii) the Standards & Poor’s 500 Index (the “S&P 500”), and (iii) the Dow Jones Medical Products Index. All values assume reinvestment of the full amount of all dividends and are calculated as of the last day of the 2002 and 2003 fiscal years.

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)	The S&P 500 Index is calculated using a market cap weighing methodology.

REPORT OF THE COMPENSATION COMMITTEE OF THE

BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)

The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for our Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer (“CEO”); and administers our stock option and purchase plans, stock bonus plans and other similar programs. Two non-employee Directors comprised the Compensation Committee during fiscal year 2003: Messrs. Charles P. Rothstein and Robert I. Theis. The Compensation Committee met one time during such fiscal year and acted by unanimous written consent one time. In 2004, Messrs. Vernon A. Brunner and Gerald J. Laber were appointed to the committee to replace Messrs. Rothstein and Theis.

General Compensation Policy

Compensation Philosophy. The Compensation Committee believes that the Company’s overall compensation program should relate to creating stockholder value. Accordingly, the compensation program is designed to attract and retain talented executives and technical personnel, to reward achievement of the Company’s short-term and long-term performance goals, to link executive compensation to stockholder interests through equity-based plans, and to recognize and reward individual contributions to operating group and Company-wide performance objectives.

Components of Executive Compensation. During fiscal 2003, compensation for the Company’s executive officers consisted of base salary, participation in an annual incentive compensation program and longer-term equity incentives. The Compensation Committee believes that the compensation of the CEO and the Company’s other executive officers should be greatly influenced by the Company’s performance. Consistent with this philosophy, a portion of the bonus compensation of each executive is contingent upon corporate performance and adjusted where appropriate, based on an executive’s performance against personal performance objectives. The Compensation Committee calibrated each component to a competitive market position based on executive compensation surveys and reports, third party compensation specialists and other relevant information. The Company also offers to its executive officers participation (with all other eligible employees of the Company) in its 401(k) Plan, and certain other benefits available generally to employees of the Company.

Cash-Based Compensation

Base Salary. The Compensation Committee determines the base salary of the CEO and reviews and approves base salaries for each of the Company’s other executive officers annually in connection with annual performance reviews. In adjusting base salaries of the executive officers, the Compensation Committee examines both qualitative and quantitative factors relating to corporate and individual performance. In many instances, the qualitative factors necessarily involve a subjective assessment by the Compensation Committee. The Compensation Committee neither bases its considerations on any single performance factor nor does it specifically assign relative weights to factors but rather considers a mix of factors and evaluates individual performance against that mix both in absolute terms and in relation to other Company executives. Generally, in approving salary adjustments for executive officers (other than the CEO), the Compensation Committee considers the evaluation and recommendations of the Company’s CEO.

The Compensation Committee reviewed an independent survey of compensation of executive officers of other medical device companies to enable it to set base salaries based on each executive officer’s level of responsibility and within the parameters of companies of comparable size in the Company’s industry.

Generally, base salaries paid to executive officers, other than the CEO, for fiscal 2003, were set at levels equal to approximately the average of salaries paid to executives under the independent survey. The base salary for the Company’s former and current CEO were set slightly higher than the average under the independent survey. This is consistent with the Compensation Committee’s objective of attracting and retaining executives whose skills and potential rank above the norm.

In February 2003, consistent with the principles discussed in the prior paragraph, the Compensation Committee approved an average salary adjustment for executive officers, other than the CEO, of 4.29%. In addition to individual and corporate performance, the factors considered include relative salaries and responsibilities in the Company, factors such as inflation and the competitive environment relative to other medical devise companies, independent survey data, number of years with the Company and anticipated future responsibilities of each individual within the next year.

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Effective May 16, 2003, the annual base salary of all executive officers was decreased by 20% as part of the company-wide salary reduction. The Compensation Committee approved the restoration of annual base salaries, effective January 1, 2004, for all officers, except for Mr. James Dennis, the Company’s Chairman and CEO and Mr. MacPherson, the Company’s President and Chief Operating Officer. In February 2004, the Compensation Committee approved the restoration of Mr. MacPherson’s annual base salary effective February 1, 2004.

Annual Incentive Compensation Opportunities. The Company maintains annual incentive compensation programs to reward all employees for attaining defined performance goals. The programs are designed to attract and motivate employees, and they are closely tied to corporate performance to enhance stockholder value and encourage profit and revenue growth. For all employees, including executive officers and the CEO, incentive compensation payments are based on Company-wide performance targets, individual performance and the performance of particular operating groups within the Company.

Equity Incentives

In the past, the Company utilized its 1998 Stock Plan and currently utilizes the Plan (collectively, the “Incentive Plans”) to further align the interests of stockholders and management by providing executive officers and other employees with a significant economic interest in the long-term appreciation of the Company’s stock. Generally, options under the Incentive Plans are granted with exercise prices set at 100% of the fair market value of the underlying stock on the date of grant and have a term of ten years.

Options are generally subject to vesting over forty-eight months which is designed to motivate option holders to achieve stated objectives, thereby aiding the Company’s efforts to maximize revenue and profit together with shareholder value, and to remain with the Company for the long-term. In determining the number of shares subject to an option to be granted to an executive officer, the Compensation Committee takes into account the officer’s position and level of responsibility within the Company, the officer’s existing stock and unvested option holdings, the potential reward to the officer if the stock price appreciates in the public market, and the competitiveness of the officer’s overall compensation arrangements, including stock options, although outstanding performance by an individual may also be taken into consideration. Option grants may also be made to new executives upon commencement of employment and, on occasion, to executives in connection with a significant change in job responsibility. The Compensation Committee may grant options taking into account multiple year periods.

Additional long-term equity incentives are provided through the Employee Stock Purchase Plan in which all eligible employees, including eligible executive officers of the Company, may purchase stock of the Company, subject to specified limits, at 85% of fair market value.

CEO Compensation

The Compensation Committee used the procedures described above in establishing the salary and equity awards of James R. Mault, M.D., our former Chief Executive Officer. Pursuant to an employment agreement entered into in September 2002, Dr. Mault’s compensation package in fiscal 2003 consisted of an annual base salary of $275,000, participation in the Company’s executive incentive compensation program and two stock option grants totaling 32,500 shares. Dr. Mault resigned from his position as CEO of the Company on April 30, 2003.

On May 1, 2003, James Dennis was promoted from President & Chief Operating Officer to the position of CEO. Mr. Dennis’s compensation package in fiscal 2003 consisted of an annual base salary of $230,000 and two stock option grants totaling 71,000 shares. Mr. Dennis did not receive a bonus in 2003. On May 16, 2003, Mr. Dennis’s annual base salary was reduced by 20% as part of the company-wide salary reduction. Effective December 1, 2003, Mr. Dennis’ elected to have his annual base salary reduced to $1.00.

Federal Tax Considerations

Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code.

The statute and applicable Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time, it is unlikely that the compensation paid to any Named Executive Officer in a taxable year that is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as “performance-based compensation.” The Compensation Committee intends to continue to evaluate the effects of the statute and any applicable Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with HealtheTech’s best interests.

COMPENSATION COMMITTEE

Vernon A. Bruner, Compensation Committee Chairman

Gerald J. Laber

CERTAIN RELATED TRANSACTIONS

Employment Agreements

We have entered into Employment Agreements with each of our named executive officers and severance agreements with each of James R. Mault and Stephen E. Webb. For the details of these agreements, please see “Employment, Severance and Change of Control Arrangements” above.

Warrants Issuances to Consultants

On September 27, 2002, we entered into a consulting agreement with James W. Dennis, who was later appointed to serve as our President and Chief Operating Officer. Under the terms of this agreement, Mr. Dennis was issued a warrant to purchase an aggregate of 15,200 shares of our common stock, of which warrants to purchase 8,000 shares are exercisable at a price per share $37.50 and, if not exercised, expires on September 26, 2004, and the remaining warrants to purchase 7,200 shares are exercisable at a price per share of $50.00 per share and, if not exercised, expires on September 26, 2005.

On December 11, 2002, Vernon A. Brunner was issued a fully exercisable warrant to purchase up to 15,000 shares, at exercise prices of between $50.00 and $100.00 per share. Pursuant thereto, warrants to purchase 5,000 shares expired on December 11, 2003 and, if not exercised, warrants to purchase 5,000 shares expire on each of December 11, 2004 and 2005, respectively. The Company issued this warrant to Mr. Brunner in connection with services he rendered to the Company prior to his being appointed as a director of the Company.

Indemnification Agreements

The Company has entered into indemnification agreements with our two executive officers, or Vice President of Finance and each of our directors which provide, among other things, that the Company will indemnify such person, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer, employee or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

Private Placement Transaction

In the fourth quarter of 2003, we entered into a private placement transaction with certain accredited investors. The lead investor in the private placement was Kodiak Capital, LLC. Joseph Samberg and Jeffery Samberg are members of Kodiak Capital and Arthur J. Samberg is the Managing Member of Kodiak Capital. Arthur Samberg is a member of our Board of Directors, and Joseph Samberg was the beneficial owner of approximately 9% of our common stock on the date of the transaction. Jeffery Samberg held less than 1% of our common stock outstanding prior to the private placement transaction. JDS Capital, L.P. was also an investor in the private placement transaction. Joseph Samberg is the Managing Member of JDS Capital Management, which is the general partner of JDS Capital, and Jeffery Samberg and Arthur Samberg are limited partners of JDS Capital. Our stockholders approved the private placement transaction at a special meeting of stockholders held on December 19, 2003 and the transaction closed on December 23, 2003; pursuant to which, we issued an aggregate of 3,078,941 shares of our common stock at a price equal to $3.80 per share and warrants to purchase up to 2,155,265 shares of our common stock at an exercise price of $3.80 per share to the investors in the transaction.

Other Transactions

Our former director, Mr. Allen Krass, is a stockholder of the law firm of Gifford, Krass, Groh, Sprinkle, Anderson & Citkowski, P.C. Gifford, Krass provided legal services to us related to intellectual property matters from 1998 through the third quarter of 2003. We paid legal fees to Gifford, Krass of approximately $330,000 in 2003. Mr. Krass resigned his position on our Board of Directors effective September 17, 2003 and the Company no longer receives services from the firm.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Each of our named executive officers are eligible to participate in, and receive option grants under, the 2002 Stock Plan, as are the Company’s other employees and consultants. In March 2004, our Board of Directors granted to each of our executive officers options to purchase 133,333 shares of common stock, and options to purchase an additional 116,667 shares of common stock conditioned upon receipt of stockholder approval of the Amended and Restated Plan, at an exercise price equal to the fair market value on the date of grant ($1.84). The Board of Directors has also approved an additional grant of options to purchase 50,000 shares of common stock to each of our executive officers on the date of the Annual Meeting, at an exercise price equal to the fair market value on such date, conditioned upon receipt of stockholder approval of the amendments to the Plan.

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are HealtheTech’s stockholders may be householding our proxy materials. In that event, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker otherwise when you receive the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker to discontinue householding and direct your written request to receive a separate proxy statement and annual report to the Company at: HealtheTech, Inc., Attention: Corporate Secretary, 523 Park Point Drive, 3rd Floor, Golden, Colorado 80401, or by calling 303-526-5186. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

AVAILABILITY OF REPORT ON FORM 10-K

Upon your written request, we will provide to you a complimentary copy of our 2004 annual report on Form 10-K (without exhibits) as filed with the SEC. Your request should be mailed to HealtheTech’s principal executive offices, addressed as follows: HealtheTech, Inc., Attention: Corporate Secretary, 523 Park Point Drive, Golden, Colorado 80401. A free copy of the Form 10-K may also be obtained at the Internet web site maintained by the SEC at www.sec.gov, and by visiting our Internet web site at www.healthetech.com and clicking on “Investor Relations,” then on “SEC Filings” and then on “Click here to continue on to view SEC Filings.”

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the 2004 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Alexander (Sandy) MacPherson

President, Chief Operating Officer and Secretary

April 14, 2004

APPENDIX A

HEALTHETECH, INC.

CHARTER OF THE AUDIT COMMITTEE

PURPOSE AND POLICY

The primary purpose of the Audit Committee (the “Committee”) shall be to act on behalf of the Board of Directors (the “Board”) of HealtheTech, Inc. (the “Company”) in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting and financial reporting processes, systems of internal accounting and financial controls and audits of financial statements, as well as the quality and integrity of the Company’s financial statements and reports, and the qualifications, independence and performance of the firm or firms of certified public accountants engaged as the Company’s independent outside auditors (the “Auditors”). The operation of the Committee shall be subject to the Bylaws of the Company, as in effect from time to time, and Section 141 of the Delaware General Corporation Law.

The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Committee, the Company’s directors, the Auditors and the Company’s management.

COMPOSITION

The Committee shall consist of at least three members of the Board. The members of the Committee shall satisfy the independence and financial literacy requirements of The Nasdaq Stock Market (“Nasdaq”) applicable to Committee members as in effect from time to time, when and as required by Nasdaq and the Securities Exchange Act of 1934, as amended. At least one member shall satisfy the applicable Nasdaq financial experience requirements as in effect from time to time.

MEETINGS AND MINUTES

The Committee shall hold such regular or special meetings at least four times per year, and shall meet more frequently as its members shall deem necessary or appropriate. Minutes of each meeting of the Committee shall be prepared and distributed to each director of the Company and the Secretary of the Company promptly after each meeting.

AUTHORITY

The Committee shall have authority to appoint, determine compensation for, at the expense of the Company, and oversee the Auditors as set forth in Section 10A-3(b)(2) under the Securities Exchange Act of 1934, as amended. The Committee shall have authority to retain and determine compensation for, at the expense of the Company, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Committee shall also have authority to pay, at the expense of the Company, ordinary administrative expenses that, as determined by the Committee, are necessary or appropriate in carrying out its duties. The Committee shall have authority to initiate investigations, to provide notices, including notices to the Securities and Exchange Commission, to retain experts, to recommend that the Company implement remedial or other appropriate actions and otherwise to carry out its responsibilities. The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to require that any of the Company’s personnel, counsel, Auditors, investment bankers or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.

RESPONSIBILITIES

The Committee shall oversee the Company’s financial reporting process on behalf of the Board and shall have direct responsibility for the appointment, compensation and oversight of the work of the Auditors, who shall report directly and be accountable to the Committee. The Committee’s functions and procedures shall remain flexible to address changing circumstances effectively. To implement the Committee’s purpose and policy, the Committee shall be charged with the following functions and processes, with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:

1. Appointment. Evaluation and Retention of Auditors. To appoint and oversee the Auditors and evaluate their performance, to assess their qualifications (including their internal quality-control procedures and any material issues raised by that firm’s most recent internal quality-control or peer review or any investigations by regulatory authorities), and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year, which retention shall be subject only to ratification by the Company’s stockholders, and ensure a clear understanding exists that the Auditors are ultimately accountable to, and must report directly to, the Committee.

2. Approval of Audit Engagements. To determine and approve engagements of the Auditors, prior to commencement of such engagements, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the adequacy of staffing, the compensation to be paid, at the Company’s expense, to the Auditors and the negotiation and execution, on behalf of the Company, of the Auditors’ engagement letters, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

3. Approval of Non-Audit Services. To determine and approve engagements of the Auditors, prior to commencement of such engagements (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefor, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting, and to review and approve the policies concerning non-audit services on an annual basis.

4. Audit Partner Rotation. To monitor the rotation of the partners of the Auditors on the Company’s audit engagement team as required by applicable laws and rules and to consider periodically and, if deemed appropriate, adopt a policy regarding rotation of auditing firms.

5. Auditor Independence and Conflicts. At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company, consistent with Independence Standards Board Standard No. 1, to consider and discuss with the Auditors any disclosed relationships and any compensation or services that could affect the Auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

6. Former Employees of Auditor. To consider and, if deemed appropriate, adopt a policy regarding Committee preapproval of employment by the Company of individuals employed or formerly employed by the Auditors and engaged on the Company’s account.

7. Audited Financial Statement Review. To review, upon completion of the audit, the results of the audit and financial statements proposed to be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission and to recommend to the Board whether or not such financial statements should be so included.

8. Annual Audit Results. To discuss with the Company’s management (“Management”) and the Auditors the scope and general extent of proposed audit services and the results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of financial reporting and accounting principles (including any significant changes), the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and immaterial adjustments not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

9. Quarterly Results. To review and discuss with Management and the Auditors the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

10. Management’s Discussion and Analysis. To review and discuss with Management and the Auditors, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the Securities and Exchange Commission.

11. Press Releases. To review and discuss with Management and the Auditors, as appropriate, earnings press releases, as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies, which discussions may be general discussions of the type of information to be disclosed or the type of presentation to be made. The Chair of the Committee may represent the entire Committee for purposes of this discussion.

12. Accounting Principles and Policies. To review and discuss with Management and the Auditors, as appropriate, significant issues that arise regarding accounting or auditing principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under GAAP related to material items discussed with Management and any other significant reporting issues and judgments, including any new or proposed rules and Management’s plan to implement them.

13. Risk Assessment and Management. To review and discuss with Management and the Auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk Management, including} the Company’s major financial risk exposures and the steps taken by Management to monitor and control these exposures.

14. Management Cooperation with Audit. To evaluate the cooperation received by the Auditors during their audit examination, including a review with the Auditors of any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information, significant disagreements with Management and Management’s response, if any.

15. Management Letters. To review and discuss with the Auditors and, if appropriate, Management, any Management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and Management’s response, if any, to such letter, as well as any additional material written communications between the Auditors and Management.

16. Disagreements Between Auditors and Management. To review and discuss with Management and the Auditors any material conflicts or disagreements between Management and the Auditors regarding financial reporting, accounting practices or policies and to resolve any conflicts or disagreements regarding financial reporting.

17. Internal and Financial Reporting Controls. To confer with Management and the Auditors regarding the scope, adequacy and effectiveness of financial reporting controls in effect including any special audit steps taken in the event of material control deficiencies.

18. Separate Sessions. Periodically, to meet in separate sessions with the Auditors and Management to discuss any matters that the Committee, the Auditors or Management believe should be discussed privately with the Committee.

19. Correspondence with Regulators. To consider and review with Management, the Auditors, outside counsel, as appropriate, and such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies or any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on the Company’s financial statements, if, in the judgment of the Committee, such review is necessary or appropriate.

20. Complaint Procedures. To establish procedures, when and as required by applicable laws and rules, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

21. Investigations. To investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

22. Proxy Report. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

23. Annual Charter Review. To review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

24. Report to Board. To report to the Board of Directors with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the performance or independence of the Company’s Auditors or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

25. Related Party Transactions. To review all related-party transactions for potential conflicts of interest and approve all such transactions, as appropriate.

26. General Authority. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

The Company’s management bears primary responsibility for the Company’s financial statements and other reports, for establishing the systems of internal accounting and financial controls and for ensuring compliance with laws, regulations and Company policies. Further, management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting processes that are used by the Company. It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements or reports are complete and accurate and are in accordance with generally accepted accounting principles or otherwise comply with applicable laws. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

APPENDIX B

HEALTHETECH, INC.

AMENDED AND RESTATED 2002 STOCK PLAN

May 14, 2004

1. Purposes of the Plan. The purposes of this Amended and Restated 2002 Stock Plan (the “Plan”) are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” will mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(g) “Common Stock” means the common stock of the Company.

(h) “Company” means Healthetech, Inc., a Delaware corporation.

(i) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(j) “Director” means a member of the Board.

(k) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(l) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii) For purposes of any awards granted on the first day the Company initially offers it equity securities to the public, the Fair Market Value shall be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Common Stock.

(iv) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(o) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(p) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(q) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

(r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s) “Option” means a stock option granted pursuant to the Plan.

(t) “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(u) “Option Exchange Program” means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

(v) “Optioned Stock” means the Common Stock subject to an Option or Stock Purchase Right.

(w) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(y) “Plan” means this Amended and Restated 2002 Stock Plan.

(z) “Restricted Stock” means Shares issued pursuant to a Stock Purchase Right or Shares of restricted stock issued pursuant to an Option.

(aa) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(bb) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(cc) “Section 16(b)” means Section 16(b) of the Exchange Act.

(dd) “Service Provider” means an Employee, Director or Consultant.

(ee) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(ff) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

(gg) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 766,667 Shares plus (a) any Shares which have been reserved but not issued under the Company’s 1998 Stock Plan (the “1998 Plan”) immediately prior to the termination of the 1998 Plan, plus (b) any Shares returned to the 1998 Plan as a result of termination of options or repurchase of Shares issued under the 1998 Plan, plus (c) any annual increase added on the first day of each of the Company’s 2003 fiscal year and 2004 fiscal year, equal to the lesser of (i) 240,000 Shares, (ii) 5% of the outstanding shares on such date or (iii) an amount determined by the Board, and (d) an annual increase to be added on the first day for each of the Company’s fiscal years beginning in 2005, equal to the lesser of (i) 500,000 Shares, (ii) 5% of the aggregate of (x) the outstanding Shares on such date and (y) such number of shares of Common Stock that are issuable upon the exercise of the outstanding warrants issued to certain investors on December 23, 2003 in a private placement transaction or (iii) an amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

(iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

(vii) to institute an Option Exchange Program;

(viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(ix) to establish, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

(xiii) to correct any defect, supply any omission, or reconcile any inconsistency in the Plan, or in any Option Agreement, in a manner and to the extent it shall deem necessary, all of which determinations and interpretations made by the Administrator shall be conclusive and binding on all Optionees, any other holders of Options and on their legal representatives and beneficiaries; and

(xiv) except to the extent prohibited by, or impermissible in order to obtain treatment desired by the Administrator under, applicable law or rule, to allocate or delegate all or any portion of its powers and responsibilities to any one or more of its members or to any person(s) selected by it, subject to revocation or modification by the Administrator of such allocation or delegation.

(xv) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

5. Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Limitations.

(a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

(c) The following limitations shall apply to grants of Options:

(i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

(ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 266,667 Shares, which shall not count against the limit set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13.

(iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

7. Term of Plan. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9. Option Exercise Price and Consideration.

(a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

(b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) other Shares, provided Shares acquired directly or indirectly from the Company, (A) have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii) any combination of the foregoing methods of payment; or

(viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse or in the name of a family trust of which the Optionee is a trustee. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised; provided that if the Company shall be advised by counsel that certain requirements under the Federal, state or foreign securities laws must be met before Shares may be issued under this Plan, the Company shall notify all persons who have been issued Options, and the Company shall have no liability for failure to issue Shares under any exercise of Options because of delay while such requirements are being met or the inability of the Company to comply with such requirements. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the

Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised following the Optionee’s death within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to the Optionee’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s death. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Leaves of Absence.

(i) Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence.

(ii) A Service Provider shall not cease to be an Employee in the case of (A) any leave of absence approved by the Company or (B) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.

(iii) For purposes of Incentive Stock Options, no leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

11. Stock Purchase Rights.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

(c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

12. Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

13. Adjustments; Dissolution; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Option or Stock Purchase Right, as well as the Share limits in Sections 3 and 6 of the Plan.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Change in Control. In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or Change in Control, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period.

For the purposes of this subsection (c), the Option or Stock Purchase Right shall be considered assumed if, following the merger or Change in Control, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

14. Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

15. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

16. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

ANNUAL MEETING OF STOCKHOLDERS OF

HEALTHETECH, INC.

Friday, May 14, 2004

Please date, sign and mail

your proxy card in the

envelope provided as

soon as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE CLASS II DIRECTOR AND “FOR” PROPOSAL 2 AND PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. Election of Class II Director		2. Proposal to ratify selection by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2004.	☐	☐	☐

☐ FOR THE NOMINEE	NOMINEE FOR CLASS II DIRECTOR: (01) James W. Dennis

☐ WITHHOLD AUTHORITY FOR THE NOMINEE

3.     To approve certain amendments to the 2002 Stock Plan (the “Plan”) to: (i) increase the base number of shares of common stock authorized for issuance under the Plan by 100,000 from 666,667 shares to 766,667 shares; (ii) increase the base number of shares of common stock authorized for issuance under the Plan on the first day of each fiscal year beginning in 2005, in an amount equal to the lesser of (a) 500,000 shares of common stock, (b) 5% of the aggregate of (x) the outstanding shares of common stock on such date and (y) such number of shares of common stock that are issuable upon the exercise of the outstanding warrants issued to certain investors on December 23, 2003 in a private placement transaction, or (c) an amount determined by our Board of Directors; and (iii) increase the number of shares that the Company may grant in any fiscal year to any one individual under the Plan from 133,333 shares to 500,000 shares.

			☐	☐	☐

4. In accordance with their discretion upon such other matters as may properly come before the meeting and any adjournments thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH HEREIN.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

HEALTHETECH, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James W. Dennis and Alexander MacPherson, jointly or individually, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as directed below, all common shares of beneficial interest, par value $0.001 per share, of HealtheTech, Inc. (the “Company”), that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Friday, May 14, 2004, or any adjournments thereof, as follows on the reverse side.

(Continued and to be signed on the reverse side)